UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     Submission of Matters to a Vote of Security Holders

Red Robin Gourmet Burgers, Inc. (the “Company”) held its annual stockholders meeting on May 22, 2014 at its Red Robin Innovation Center in Centennial, Colorado. Of the 14,400,712 shares of common stock issued and outstanding as of the record date, 13,721,514 shares of common stock (approximately 95.3%) were present or represented by proxy at the annual meeting. The Company’s stockholders elected all of the directors nominated by the Company’s board of directors; approved, on an advisory basis, the Company’s executive compensation; and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014. The vote results for the matters submitted to stockholders are as follows:

1.	Election of directors:

Name	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST
Robert B. Aiken	12,832,682	109,113	536	779,183	99.2%
Stephen E. Carley	12,892,813	48,689	829	779,183	99.6%
Lloyd L. Hill	12,889,800	51,939	592	779,183	99.6%
Richard J. Howell	12,833,824	107,922	585	779,183	99.2%
Glenn B. Kaufman	12,832,617	109,178	536	779,183	99.2%
Pattye L. Moore	12,896,447	45,429	455	779,183	99.6%
Stuart I. Oran	12,832,313	109,495	523	779,183	99.2%

2.	Approval, on an advisory basis, of the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST
12,873,983	65,770	2,578	779,183	99.5%

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST
13,508,370	213,059	85	0	98.4%

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 27, 2014
RED ROBIN GOURMET BURGERS, INC.

By:     /s/ Michael L. Kaplan
Name: Michael L. Kaplan
Title: Chief Legal Officer

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